Exhibit 10.29

DATED日期

JUPITER NEUROSCIENCES, INC.

And

与

HANDERLAND DEVELOPMENT INVESTMENT HOLDINGS LIMITED

STRATEGIC SERVICES AGREEMENT

战略服务协议

THIS AGREEMENT is made on the            day of

本协议由以下各方于2022年           月           日共同订立：

BETWEEN之間:

(1)	Jupiter Neurosciences, Inc. of 1001 North US Highway 1, Suite 504 Jupiter, FL 33477 (“JP”); and
Jupiter Neurosciences, Inc., 注册办事处在1001 North US Highway 1, Suite 504 Jupiter, FL 33477（下称「JP」）；及

(2)	Handerland Development Investment Holdings Limited whose registered office is at 4th Floor, Water’s Edge Building. Meridian Plaza, Road Town, Tortola, VG1110, British Virgin Islands (the “SSP”).
Handerland Development Investment Holdings Limited 注册办事处在 4th Floor, Water’s Edge Building. Meridian Plaza, Road Town, Tortola, VG1110, British Virgin Islands （下称「SSP」）。

(3)	JP and SSP are in some place referred to as a “Party” or when together “Parties”.
JP及SSP在某些地方下称为 「协议方」，或统称为 「协议双方」。

WHEREAS JP wishes SSP to provide certain services, as outlined in Schedule 1, to it in connection with advancing the business objectives of JP in Southeast Asia; and

鉴于JP希望SSP为其提供如附表1中所述有关与推进JP在东南亚的业务目标的某些服务；及

WHEREAS SSP wishes to assist JP in accelerating JP’s desire to get its products developed and distributed in the Asian market.

鉴于SSP希望协助JP加速实现其产品在亚洲市场开发和销售的愿望。

IT IS HEREBY AGREED as follows:

兹协议如下

1.	Interpretation释义

1.1	In this Agreement, unless the context requires otherwise:
在本协议中，除非上下文另有要求：

“Services” means the services set out in Schedule 1 or any other services which the Parties may agree from time to time.
「服务」指附表1所列的服务或协议双方可能不时同意的其他服务。

References herein to Clauses and Schedules are to Clauses and Schedules in this Agreement unless the context requires otherwise.
除非上下文另有要求，本文中提到的条款和附表是指本协议中的条款和附表。

1.2	The headings are inserted for convenience only and shall not affect the construction of this Agreement.
加入标题只为方便起见，不应影响本协议的解释。

1.3	Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.
除非上下文另有要求，表示单数的词语包括复数，反之亦然，表示某一性别的词语包括每一性别。

1.4	Territory: This shall mean the countries of: China, Hong Kong and Asia Pacific
该地区：这应指以下国家：中国、香港和亚太地区

2.	Appointment 任命

2.1	JP hereby confirms the engagement of SSP and SSP hereby confirms its agreement to provide to JP the Services upon and subject to the terms set out in this Agreement.
JP在此确认对SSP的聘用，而SSP在此确认其同意根据本协议规定的条款向JP提供服务。

2.2	The engagement of te SSP to provide the Services shall commence 1 September 2022, and services will be provided as outlined in Schedule 1, for a twenty-four (24) month period, with payment terms as outlined in ‘Fees and Expenses.’.
聘用SSP提供服务的工作应从2022年9月1日开始，并按照附表1的规定提供服务, 期限为二十四（24）个月，付款条件如「费用和开支」所述。

3.	SSP’s Undertakings SSP的承诺

SSP warrants and undertakes to JP that:
SSP向JP保证并承诺：

(a)	SSP will have the necessary skill and expertise to provide the Services on the terms set out herein;
SSP将具备必要的技能和专业知识，按照本文规定的条款提供服务；

(b)	SSP will provide independent and unbiased advice to JP in relation to the Services;
SSP将向JP提供与服务有关的独立及无偏见的建议；

(c)	the Services will be provided in a timely and professional manner and in accordance with the time schedules reasonably stipulated by JP;
服务将以及时和专业的方式并按照JP合理规定的时间安排提供；

(d)	no announcement or publicity concerning this Agreement or the Services or any matter ancillary thereto shall be made by any of the Parties without the prior written consent of the other Party.
未经另一协议方事先书面同意，任何协议双方不得就本协议或服务或任何附属事项进行公告或宣传。

2

4.	JP’s Obligations JP的义务

JP shall provide full documentation and support to SSP regarding the details of JP’s products necessary for development and marketing of the Products in the Territory.
JP应向SSP提供有关JP产品在该地区开发和销售所需的细节的全部文件和支持。

5.	Assignment and Ownership转让和拥有权

Neither Party shall be entitled to assign or sub-contract any of its/his rights or obligations under this Agreement.
All inventions and data that might be the result of SSP’s actions and efforts with a JP’s product shall be completely owned by JP.
任何协议方都无权转让或分包其在本协议下的任何权利或义务。就JP之產品，所有可能因SSP的行动和努力而產生的发明和数据应完全由JP拥有。

6.	Fees and Expenses费用和开支

In consideration of the provision of the Services, JP shall pay SSP an upfront fee of US$2 million (“Fee”) within 10 business days from the date that JP receives gross proceeds from a qualified offering, IPO, Private Placement, or other financing, of no less than US$15 million. An additional fee of total amount of US$2 million will be paid in 2 equal monthly instalments following the initial payment. All Fees paid under this Agreement shall be non-refundable.

All additional expenses to meet the requested Services outlined, will be of the sole responsibility of SSP unless the Parties are negotiating another arrangement.
作为提供服务的代价，JP应在JP收到合格的发行、首次公开募股、私募或其他融资中获得不少于1500万美元的总收益之日起10个工作日内向SSP支付200万美元的预付费用（下称「费用」）。额外的200万美元费用将在首次付款后分两个月每月平均支付。根据本协议支付的所有费用将不予退还。

为满足所要求的服务而额外產生的费用将由SSP全权负责，除非协议双方正在谈判另一种安排。

7.	Success Fees成功费

If SSP is involved in generating negotiations and conclusion of a distribution agreement for JP in the Territory then JP will pay SSP a success fee of 5% of any upfront and/or milestone payments to be received by JP. If such agreement will include a royalty payment to JP then SSP will receive 5% of such royalty payments.
如SSP参与了JP在该地区的分销协议的谈判和缔结，JP将向SSP支付成功费，金额为JP将收到的任何预付和/或里程碑付款的5%。如该协议将包括向JP支付特许权使用费， SSP将收到该特许权使用费的5%。

3

8.	ADVISORY COMMITTEE咨询委员会

JP and SSP will hold bi-annual virtual meetings for a period of 24 months to discuss and update on Services as outlined in Schedule 1.
JP和SSP将每半年举行一次虚拟会议，为期24个月，讨论并更新附表1中所列的服务。

9.	Termination终止

Either Party may terminate this Agreement without liability if:-
如发生以下事项，任何一协议方均可终止本协议而不须承担责任:-

(a)	JP fails to complete the financing as outlined in clause 6 above on or before 15 September 2022; or
JP未能在2022年9月15日或之前完成条款6所述的融资项目；或

(b)	any petition is presented for the winding up or liquidation of the other Party, or anything analogous thereto occurs in respect of the other Party.
任何协议方提出清盘或清算的申请，或发生类似的情况。

Nevertheless, JP shall continue to pay SSP as outlined in “Fee and Expenses” if JP terminates this Agreement for any other reasons.

尽管如此，如果JP因任何其他原因终止本协议，JP应继续向SSP支付 「费用和开支」中所述的费用。

10.	Confidentiality保密性

SSP shall not disclose to a third party any confidential information made available to it by, or on behalf, JP and will use such confidential information only in connection with this Agreement; provided that such confidential information will not include any information : (i) already in SSP possession prior to the date JP disclosed it to SSP; (ii) that becomes generally available to the public without violation of this paragraph by SSP or its representatives; or (iii) that becomes available to SSP on a non-confidential basis from a third party not bound by a confidentiality obligation to JP with respect to such information.
SSP不得向第三方披露任何由JP或代表JP向其提供的保密信息，并且只在与本协议有关的情况下使用这些保密信息；但这些保密信息不包括任何信息: (i) 在JP向SSP披露信息之前，SSP已经掌握的信息；(ii) 在SSP或其代表没有违反本段规定的情况下，公众可以普遍获得的信息；或(iii) 在非保密的基础上，SSP从不受JP保密义务约束的第三方获得的信息。

4

11.	MUTUAL Representation and warranties相互陈述和保证

All information made available to JP and SSP will, at all times during the period of this Agreement, to the best of SSP and JP’s actual knowledge, be complete and correct in all material respects and will not contain any untrue statements of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. All projections or guidance provided to the JP by SSP will have been prepared in good faith and will be based upon reasonable assumptions derived from the best estimates and facts then available.
在本协议期间，根据SSP和JP的知识而言，向JP和SSP提供的所有信息在所有重大方面都将是完整和正确的，并且不包含任何不真实的重大事实陈述，也没有遗漏任何必要的重大事实，以使其中的陈述在考虑到这些陈述的情况下不会产生误导。 SSP向JP提供的所有预测或指导都是真诚地准备的，并建基于从当时的最佳估计和事实中得出的合理假设。

12.	Force Majeure不可抗力

Neither Party shall be liable for any delay in performing any of its obligations under this Agreement if such delay is caused by circumstances beyond the reasonable control of the Party so delaying and such Party shall be entitled (subject to giving the other Party full particulars of the circumstances in question and to using its best endeavours to resume full performance without avoidable delay) to a reasonable extension of time for the performance of such obligations.
任何协议方都不应对其在履行本协议项下的任何义务方面的延误负责，如果这种延误是由延误协议方无法合理控制的情况造成的，并且该协议方应有权（在向另一协议方提供有关情况的全部细节并尽最大努力和可避免的延误的情况下恢复全面履行）合理延长履行这些义务的时间。

13.	Legal Disputes法律纠纷

All disputes or controversies that may arise between the Parties in the interpretation or implementation of this Agreement shall be finally settled by sole arbitration in Geneva, Switzerland in accordance with the Rules of the ICC International Court of Arbitration (ICC Rules). The arbitration shall be conducted in the English language. The award rendered by arbitrator shall be final and binding upon the Parties.
协议双方在解释或执行本协议时可能出现的所有争议或纠纷，应根据国际商会国际仲裁院的规则（ICC规则），在瑞士日内瓦通过唯一的仲裁方式作最终解决。 仲裁应以英语进行。仲裁员作出的裁决应是最终的，对协议双方都有约束力。

14.	General Provisions一般规定

14.1	Any notice, demand or other communication between the Parties:
协议双方之间的任何通知、要求或其他通信：

(a)	may be sent by personal delivery, post, facsimile or other written form of electronic communication to the last known address;
可以通过亲自送达、邮寄、传真或其他书面电子通讯形式发送到最后已知地址;

(b)	if sent by post to an address to either Party, shall be treated as served on the second day following despatch;
如果以邮寄方式发送到另一协议方的一个地址，应被视为在发送后的第二天送达;

(c)	if sent by facsimile or other form of electronic communication, shall be treated as served at the time of sending.
如果通过传真或其他电子通讯形式发送，应被视为在发送时送达。

5

14.2	Any accommodation or indulgence or failure to enforce a right shall not be construed as a waiver of the right of any Party exercisable under this Agreement unless a waiver shall be specifically stated in writing signed by such Party.
任何迁就、纵容或不执行权利的行为，不得解释为任何协议方放弃在本协议下可行使的权利，除非该协议方以书面形式明确表示放弃权利。

14.3	This Agreement constitutes the entire understanding between the Parties concerning the subject matter hereof. No amendments or changes shall be made to this Agreement unless agreed to in writing by both Parties. Each provision of this Agreement shall be construed separately and notwithstanding that the whole or any part of any such provision may prove to be illegal or unenforceable the other provisions of this Agreement and the remainder of the provision in question shall continue in full force and effect.
本协议构成协议双方之间关于本协议主题的全部谅解。 除非协议双方书面同意，否则不得对本协议进行任何修改或变更。 本协议的每项规定应单独解释，尽管任何此类规定的全部或任何部分可能被证明是非法或不可执行的，但本协议的其他规定和有关规定的其余部分应继续具有完全的效力和作用。

14.4	Each Party shall bear its own costs and expenses in connection with the preparation, negotiation and execution of this Agreement.
各协议方应自行承担与本协议的准备、谈判和执行的有关费用和开支。

14.5	The English version shall always prevail in case of any discrepancy or inconsistency between English version and Chinese translation.
如英文版本与中文译本之间有任何差异或不一致，应以英文版本为准。

14.6	The formation, validity, performance and interpretation of this Agreement and of each Clause and part hereof shall be governed by the laws of State of Florida in the United States and the Parties agree to the non-exclusive jurisdiction of the courts of Palm Beach Country.
本协议的形成、有效性、履行和解释以及本协议的每个条款和部分都应受美国佛罗里达州法律的管辖，协议双方同意接受Palm Beach 法院的非专属管辖权。

15.	CounterPart

This Agreement may be executed in any number of counterparts, which when taken together shall constitute one and the same instrument and is binding on each and every Party.
本协议可以在任何数量的副本中执行，这些副本合在一起将构成一份相同的文书，对每一协议方都有约束力。

6

IN WITNESS WHEREOF the parties hereto have signed this Agreement the day and year first above written.

为昭信守，协议双方代表特于文首日期签立本协议。

SIGNED by签署 Christer Rosén For and on behalf of为及代表 Jupiter Neurosciences, Inc. in the presence of见证人:	) ) ) ) )

SIGNED by签署 Xie Shifan For and on behalf of为及代表 Handerland Development Investment Holdings Limited in the presence of见证人:	) ) ) ) ) )

7

SCHEDULE 1附表1

The Services服务内容

The Strategic Service Provider shall provide services including, not limited to or inclusive of, the following:

战略服务提供者应提供包括但不限于以下内容的服务：

(a)	Provide JP with strategic guidance regarding the Asian pharmaceutical markets;
向JP提供有关亚洲医药市场的战略指导；

(b)	Provide JP with business development leads to potentially expand pipeline development opportunities;
向JP提供有关亚洲医药市场的战略指导；

(c)	Provide commercial guidance regarding potential distribution and commercialization of pipeline products;
为管道产品的潜在分销和商业化提供商业指导；

(d)	Source Asian manufacturing partners;
寻找亚洲的制造伙伴；

(e)	Provide insights or connection to regulatory experts to assist with potential development of pipeline products;
提供对监管专家的见解或联系，以协助管线产品的潜在发展；

(f)	Provide clinical development expertise to enable potential clinical trials in the Territory; and
提供临床开发的专业知识，以便在该地区进行潜在的临床试验；及

(g)	Assist and coordinate with any professional advisors.
协助和协调任何专业顾问的工作。

8